UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   October 27, 2020
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	000-30707	68-0450397
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 2.02  RESULTS OF OPERATION AND FINANCIAL CONDITION

On October 27, 2020, First Northern Community Bancorp issued a press release concerning financial results for the 3rd quarter of 2020, a copy of which is included as ITEM 9.01  (c) Exhibit 99.1 and incorporated herein by reference in both ITEM 2.02 and ITEM 7.01.  The Company does not intend for this exhibit to be incorporated by reference into future filings under the Securities Exchange Act of 1934.

ITEM 7.01  REGULATION FD DISCLOSURE

On October 27, 2020, First Northern Community Bancorp issued a press release concerning financial results for the 3rd quarter of 2020, a copy of which is included as ITEM 9.01 (c)  Exhibit 99.1 and incorporated herein by reference in both ITEM 2.02 and ITEM 7.01 in accordance with SEC Release No. 33-8216.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit

99.1 Earnings Press Release, dated October 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2020	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Senior Executive Vice President/
Chief Operating Officer

EXHIBIT INDEX

Exhibit	Document

99.1	Earnings Press Release, dated October 27, 2020

EXHIBIT 99.1

Est. 1910

FIRST NORTHERN BANK

Celebrating 110 Years!

PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact:        Louise A. Walker October 27, 2020
President & Chief Executive Officer
First Northern Community Bancorp
& First Northern Bank
P.O. Box 547
Dixon, California
 (707) 678-3041

First Northern Community Bancorp Reports
Third Quarter 2020 Net Income of $3.4 Million

Dixon, California - First Northern Community Bancorp (the “Company”, OTCQB: FNRN), holding company for First Northern Bank (“First Northern” or the “Bank”), today reported net income of $8.8 million, or $0.68 per diluted share, for the nine months ended September 30, 2020, compared to net income of $11.1 million, or $0.86 per diluted share, for the nine months ended September 30, 2019.

Net income for the quarter ended September 30, 2020 was $3.4 million, or $0.27 per diluted share, compared to net income of $3.8 million, or $0.29 per diluted share for the quarter ended September 30, 2019.

The decrease in net income for the quarter and the nine months ended September 30, 2020 was driven by increased provision for loan losses and non-interest expenses, offset by an increase in gains on sale of residential mortgage loans and available for sale investment securities. Included in net interest income was $2.1 million and $4.1 million in Paycheck Protection Program (PPP) processing fees recognized during the three and nine months ended, September 30, 2020, respectively, as compared to nil for the same periods last year.

Total assets as of September 30, 2020 were $1.68 billion, an increase of $390.0 million, or 30.3%, compared to September 30, 2019. Total deposits as of September 30, 2020 were $1.50 billion, an increase of $361.0 million, or 31.7%, compared to September 30, 2019. Total net loans (including loans held-for-sale) as of September 30, 2020 were $970.5 million, an increase of $212.0 million, or 28.0%, compared to September 30, 2019. The increase in net loans was primarily driven by PPP loans totaling $232.5 million as of September 30, 2020. The Company continued to be “well capitalized” under regulatory definitions, exceeding the 10% total risk-based capital ratio threshold as of September 30, 2020.

Commenting on the Company’s financial results, President & Chief Executive Officer Louise Walker stated, “We are very pleased with our performance during this unprecedented environment we all are facing.  We believe that First Northern Bank is well positioned for the economic uncertainties that lie ahead.  Our capital and liquidity positions, as well as our loan loss provision are all at levels deemed to be prudent for times such as these.   Our relationship bankers are doing a great job staying in close touch with our clients.  We have deployed new technologies to enhance the customer-experience, and the adoption by customers has been tremendous.  And, best of all, we continue to gain market share across our entire geographic footprint as the First Northern Bank story continues to be told.”

First Northern Bank has actively assisted our communities by providing temporary loan relief under Section 4013 of the Coronavirus Aid, Relief and Economic Security (‘CARES’) Act to customers who have been negatively impacted by the pandemic. This relief has included loan modifications which provided temporary forbearance programs (both full payment deferrals and interest only payments). The Bank provided temporary forbearance relief for loans totaling approximately $91.3 million at September 30, 2020, a decrease of $2.9 million compared to June 30, 2020, which resulted in the net deferral of interest income of approximately $0.4 million and $1.3 million for the three and nine months ended September 30, 2020, respectively.

Given these continued unprecedented times, First Northern recognized $0.8 million and $2.3 million in loan loss provision for the three and nine months ended September 30, 2020, respectively, compared to nil for the same periods last year. The Bank continues to closely monitor economic conditions and statistics and increase our loan loss reserve given the deterioration of economic conditions and significant ongoing economic uncertainty due to the continued impacts of COVID-related shutdowns within the markets we serve.

About First Northern Bank
First Northern Bank is an independent community bank that specializes in relationship banking. The Bank, headquartered in Solano County since 1910, serves Solano, Yolo, Sacramento, Placer, and Contra Costa Counties, as well as the west slope of El Dorado County. Experts are available in small-business, commercial, real estate and agribusiness lending, as well as mortgage loans. The Bank is an SBA Preferred Lender. Non-FDIC insured Investment and Brokerage Services are available at every branch location, including Dixon, Davis, West Sacramento, Fairfield, Vacaville, Winters, Woodland, Sacramento, Roseville, Auburn and Rancho Cordova. The Bank also has a commercial lending office in Walnut Creek and a mortgage loan office in Sonoma. Real estate mortgage and small-business loan officers are available by appointment in any of the Bank’s 11 branches. First Northern is rated as a Veribanc “Blue Ribbon” Bank and a “5-Star Superior” Bank by Bauer Financial for the earnings period ended June 30, 2020 (www.veribanc.com) and www.bauerfinancial.com). The Bank can be found on the Web at thatsmybank.com, on Facebook and on LinkedIn.

Forward-Looking Statements
This press release and other public statements may include certain “forward-looking statements” about First Northern Community Bancorp and its subsidiaries (the “Company”). These forward-looking statements are based on management’s current expectations, including but not limited to statements about the Company’s market share, capital and liquidity position, responses to the coronavirus pandemic including relief for Bank customers and accommodations for loan  customers, and  the potential impacts of COVID-19 on economic conditions, the Company’s loan loss reserve and the markets the Company serves,  and are subject to certain risks, uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Given the many challenges and uncertainties resulting from the coronavirus pandemic, such as the extent and duration of the impact on public health, the U.S. and California economies, financial markets and consumer and corporate customers and clients, including economic activity, employment levels and market liquidity, and on our business, results of operation and financial condition, as well as the various actions taken in response to the challenges and uncertainties by governments, regulatory agencies and others, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. More detailed information about these risk factors is contained in the Company’s most recent reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, and any reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company’s reports filed with the SEC and available at www.sec.gov.
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